Exhibit 99.1

HEICO CORPORATION CLOSES $1.2 BILLION INVESTMENT GRADE SENIOR NOTES OFFERING

HOLLYWOOD, FL / ACCESSWIRE / July 27, 2023 / HEICO Corporation (NYSE:HEI.A)(NYSE:HEI) today announced that it closed an offering of $600 million in aggregate principal amount of 5.250% Senior Notes due 2028 (the “2028 Notes”) and $600 million in aggregate principal amount of 5.350% Senior Notes due 2033 (the “2033 Notes”, and together with the 2028 Notes, the “Notes”).

HEICO intends to use the net proceeds from the sale of the Notes to fund a portion of the purchase price for the acquisition of Wencor Group (the “Wencor Acquisition”), including related fees and expenses, and, use any remaining amounts, for general corporate purposes. HEICO temporarily used a portion of the net proceeds to repay outstanding borrowings under its revolving credit agreement and may invest funds that are not immediately needed for these purposes in short-term investments, including marketable securities.

Laurans A. Mendelson, HEICO's Chairman & Chief Executive Officer, along with Co-Presidents, Eric A. Mendelson and Victor H. Mendelson remarked, “HEICO’s excellent performance and credit profile enabled us to achieve an investment grade rating on our inaugural notes offering, which allows us to efficiently finance a portion of the Wencor Acquisition.” Carlos L. Macau Jr., HEICO’s Executive Vice President & Chief Financial Officer, added, “The recent notes offering has allowed us to diversify our capital structure and position HEICO for continued growth and success. We are committed to our investment grade rating, and plan to reduce our leverage to historical norms over the next few years.”

Subject to the receipt of customary closing conditions and required regulatory approvals, the Wencor Acquisition is expected to close by the end of calendar year 2023. If the closing of the Wencor Acquisition has not occurred on or prior to the earlier of (i) February 14, 2024 (subject to extension to such later date), or (ii) the date the Agreement and Plan of Merger, dated May 15, 2023, including any amendment thereof, is terminated, HEICO will redeem the 2033 Notes in whole at a special mandatory redemption price equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on the principal amount of such notes.

Truist Securities, BofA Securities, Wells Fargo Securities, PNC Capital Markets, TD Securities and Credit Agricole served as joint book-running managers for the offering. King & Spalding LLP served as legal counsel to the joint book running managers. Akerman LLP served as legal counsel to HEICO.

About HEICO

HEICO Corporation is engaged primarily in the design, production, servicing and distribution of products and services to certain niche segments of the aviation, defense, space, medical, telecommunications and electronics industries through its Hollywood, Florida-based Flight Support Group and its Miami, Florida-based Electronic Technologies Group. HEICO’s customers include a majority of the world’s airlines and overhaul shops, as well as numerous defense and space contractors and military agencies worldwide, in addition to medical, telecommunications and electronics equipment manufacturers. For more information about HEICO, please visit our website at www.heico.com.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements, which are subject to risks, uncertainties and contingencies, including the successful and timely acquisition of Wencor Group. HEICO’s actual results may differ materially from those expressed in or implied by those forward-looking statements as a result of factors including, but not limited to: the severity, magnitude and duration of public health threats, such as the COVID-19 pandemic (“Health Emergencies”); HEICO’s liquidity and the amount and timing of cash generation; lower commercial air travel caused by Health Emergencies and their aftermath, airline fleet changes or airline purchasing decisions, which could cause lower demand for our goods and services; product specification costs and requirements, which could cause an increase to our costs to complete contracts; governmental and regulatory demands, export policies and restrictions, reductions in defense, space or homeland security spending by U.S. and/or foreign customers or competition from existing and new competitors, which could reduce our sales; our ability to introduce new products and services at profitable pricing levels, which could reduce our sales or sales growth; product development or manufacturing difficulties, which could increase our product development and manufacturing costs and delay sales; our ability to make acquisitions, including obtaining any applicable domestic and/or foreign governmental approvals, and achieve operating synergies from acquired businesses; customer credit risk; interest, foreign currency exchange and income tax rates; economic conditions, including the effects of inflation, within and outside of the aviation, defense, space, medical, telecommunications, and electronics industries, which could negatively impact our costs and revenues; and defense spending or budget cuts, which could reduce our defense-related revenue. With regard to the Wencor Acquisition, regulatory approvals may delay or otherwise impact the closing of the acquisition, and Wencor’s business may not perform as expected and it may not achieve its projected proforma adjusted revenue and EBITDA due to the same factors listed above that may affect HEICO’s business. Parties receiving this material are encouraged to review all of HEICO’s filings with the Securities and Exchange Commission, including, but not limited to filings on Form 10-K, Form 10-Q and Form 8-K. HEICO undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.